UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): August 27, 2007

COUGAR BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51473	20-2903204
(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Blvd, Suite 1200

Los Angeles, CA 90024

(Address of principal executive offices) (Zip Code)

(310) 943-8040

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 27, 2007, Charles R. Eyler submitted his resignation as Treasurer and Vice President of Finance of Cougar Biotechnology, Inc. (“Cougar”), to be effective September 7, 2007. However, on August 29, 2007, Mr. Eyler withdrew his resignation. On August 31, 2007, Cougar entered into a letter agreement with Mr. Eyler (the “Letter Agreement”), pursuant to which Mr. Eyler’s annualized base salary was increased to $225,000, effective on such date. Additionally, pursuant to the Letter Agreement, Mr. Eyler is eligible for a discretionary annual bonus of up to $75,000. In the event Mr. Eyler is terminated from employment by Cougar for reasons other than death, disability or cause, he shall be entitled to receive a severance package equal to six months of annualized base salary and any outstanding stock options held by Mr. Eyler shall continue to vest in accordance with their respective terms for such six-month period. A copy of the Letter Agreement is attached as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Letter Agreement by and between Cougar and Charles R. Eyler dated August 31, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUGAR BIOTECHNOLOGY, INC.

Date: August 31, 2007	By:	/s/ Alan H. Auerbach
Alan H. Auerbach
President and Chief Executive Officer

EXHIBIT INDEX

10.1	Letter Agreement by and between Cougar and Charles R. Eyler dated August 31, 2007